UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Angeion Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ANGEION CORPORATION

350 Oak Grove Parkway

Saint Paul, Minnesota 55127-8599

(651) 484-4874

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 20, 2008

Notice is hereby given that the 2008 Annual Meeting of Shareholders of Angeion Corporation (the “Company”) will be held at Angeion’s offices located at 350 Oak Grove Parkway, Saint Paul, Minnesota 55127, on Tuesday, May 20, 2008 at 2:30 p.m. local time, for the following purposes:

1.               To elect seven directors to hold office until the next annual meeting of shareholders or until their respective successors have been elected and qualified;

2.               To approve an amendment to the Angeion Corporation 2007 Stock Incentive Plan to increase the number of authorized shares by 300,000; and

3.               To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

The Board of Directors has fixed the close of business on April 4, 2008 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

Since a majority of the outstanding shares of the Company’s common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please sign, date and return the enclosed proxy card promptly.

By Order of the Board of Directors,

Rodney A. Young
Director, President and Chief Executive Officer

Saint Paul, Minnesota

April 4, 2008

PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.

ANGEION CORPORATION

350 Oak Grove Parkway

Saint Paul, Minnesota 55127-8599

PROXY STATEMENT

The Board of Directors of Angeion Corporation, a Minnesota corporation (the “Company”), is soliciting your proxy for use at the 2008 Annual Meeting of Shareholders to be held on Tuesday, May 20, 2008, and at any adjournment or postponement thereof.  This Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about April 10, 2008.

GENERAL INFORMATION

Voting

Each share of the Company’s common stock is entitled to one vote.  You may vote your shares in person by attending the Annual Meeting or you may vote by proxy.  If you vote by proxy, you must sign, date and return the enclosed proxy card in the envelope provided, or follow the instructions on the proxy card to vote by telephone or the Internet.

The Company encourages you to take advantage of telephone or Internet voting because of their ease and efficiency.

If you sign and return the proxy card on time, the individuals named on the proxy card will vote your shares as you have directed.  If you do not specify on your proxy card how you want your shares voted, the individuals named on the enclosed proxy card will vote your shares as follows:

1.               FOR each of the directors nominated by the Board of Directors in Proposal 1 — Election of Directors; and

2.               FOR Proposal 2 — Approval of an amendment to the Angeion Corporation 2007 Stock Incentive Plan to increase the number of authorized shares by 300,000.

Quorum and Vote Requirements

The total number of shares outstanding and entitled to vote at the meeting as of April 4, 2008 consisted of 4,089,803 shares of common stock, $.10 par value.  Each share of common stock is entitled to one vote.  Only shareholders of record at the close of business on April 4, 2008 will be entitled to notice of, and to vote at, the Annual Meeting.  A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.  If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by that proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor or against such matter.  If an executed proxy is returned by a broker holding shares in “street name” indicating that the broker does not have discretionary authority as to certain shares to vote on one or more matters, these shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to these matters.

A director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business.  Other business as may properly come before the Annual Meeting will be approved by the affirmative vote of the holders of a greater of (a) a majority of shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

Revoking a Proxy

If you give a proxy and later wish to revoke it before it is voted, you may do so by:

1.               sending a written notice to that effect to the Secretary of the Company at the address indicated in this Proxy Statement;

2.               submitting a properly signed proxy with a later date; or

3.               voting in person at the Annual Meeting.

A proxy not properly revoked will be voted as indicated on the proxy.

Solicitation

The Company will pay the costs and expenses of solicitation of proxies.  In addition to the use of the mails, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, but these persons will not be specifically compensated for these services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of April 1, 2008 regarding beneficial ownership of the common stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the common stock of the Company, (ii) each director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table and each current executive officer of the Company and (iv) all executive officers and directors of the Company as a group.  Shares covered by stock options are included in the table below only to the extent that these options are exercisable within 60 days of April 1, 2008.  Unless otherwise indicated, all persons listed below may be reached at the Company’s office.

Shareholder	Shares Directly Owned	Options Exercisable within 60 days	Number of Shares (1)	Percent of Class
Renaissance Technologies LLC (2) James H. Simons 800 Third Avenue New York, New York 10022	295,400	—	295,400	7.2%

Norman H. and Sandra F. Pessin (3) 366 Madison Avenue -14th floor New York, New York 10017	206,600	—	206,600	5.1%

Rodney A. Young (4)(5)	11,402	104,000	115,402	2.8%
Dale H. Johnson (6)	—	37,800	37,800	*
William J. Kullback (7)	—	—	—	*
Arnold A Angeloni (4)	3,817	39,000	42,817	1.0%
John R. Baudhuin (4)	600	3,333	3,933	*
K. James Ehlen, M.D. (4)	—	19,000	19,000	*
John C. Penn (4)	3,105	29,000	32,105	*
Paula R Skjefte (4)	—	—	—	*
Philip I. Smith (4)	—	3,333	3,333	*
All current directors and executive officers as a group (8 persons)	18,924	197,666	216,590	5.1%

*Indicates ownership of less than one percent.

(1)          Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held.

(2)          Based on Form 13G filed with the SEC by Renaissance Technologies, Inc. on February 13, 2008.

(3)          Based on Form 13D filed with the SEC by Norman H. and Sandra F. Pessin on January 8, 2008.

(4)          Serves as a director of the Company and nominated for election to the Board of Directors.

(5)          Serves as an executive officer of the Company.

(6)          Mr. Johnson retired as an executive officer of the Company effective January 31, 2008.

(7)          William J. Kullback was appointed Chief Financial Officer on March 17, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended October 31, 2007, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Proposal 1:

Election of Directors

The Company’s Bylaws, as amended and restated, provide that the Board of Directors will consist of the number of members last elected by a majority vote of the shareholders or by the Board of Directors, which number shall not be less than three nor more than seven directors.  The Board of Directors has currently set the number of directors at seven.  Seven directors will be elected at the 2008 Annual Meeting.  Each director will serve until the regular meeting of the shareholders or until a successor has been duly elected and qualified, unless the director retires, resigns, dies, or is removed.  Vacancies on the Board of Directors and newly created directorships can be filled by vote of a majority of the directors then in office.

It is intended that proxies will be voted for the named nominees.  Unless otherwise indicated, each nominee has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than five years.  The names and biographical information concerning the nominees are set forth below, based upon information furnished to the Company by the nominees.  The nominees listed below have consented to serve if elected.  If the nominee is unable to serve for any reason, the persons named on the enclosed proxy card may vote for a substitute nominee proposed by the Board, or the Board may reduce the number of directors to be elected.

Nominees for Election to the Board of Directors

The following table sets forth certain information regarding the Company’s directors as of April 1, 2008.

Name of Director	Age	Principal Occupation	Director Since

Arnold A. Angeloni	65	Chief Executive Officer and President of Northcott Hospitality International	1990

John R. Baudhuin	45	President and Chief Executive Officer of Mad Dogg Athletics	2007

K. James Ehlen, M.D.	63	Chief Executive Officer of EPIEN Medical, Inc.	2005

John C. Penn	68	Chairman of Intek Plastics, Inc.	2000

Paula R. Skjefte	49	President and Chief Executive Officer of Waterford Consulting, Inc.	2008

Philip I. Smith	40	Executive Vice President of Corporate Development for Vital Images, Inc.	2006

Rodney A. Young	53	President and Chief Executive Officer of the Company	2004

Other Information about Directors

Arnold A. Angeloni is Chairman of Angeion Corporation and has served since July 2004 as the Chief Executive Officer and President of Northcott Hospitality International, a rapidly growing company in the hospitality industry and franchisor of the AmericInn® lodging system.  Previously, he was President of Gateway Alliance LLC, an integrated business incubator for identifying, creating, and providing operational support for start-up ventures.  From 1961 to 1995, Mr. Angeloni was employed by Deluxe Corporation, a provider of check products and services to the financial payments industry, in various administrative, marketing, and operations positions, including President of the Check Printing and Business Systems Divisions.

John R. Baudhuin is the founder, President and Chief Executive Officer of California-based Mad Dogg Athletics Inc., an international health and fitness company.  The company manufactures, distributes and develops fitness products and related educational programs through its offices in the United States, Italy, Switzerland and the Netherlands.  With over 150,000 certified instructors and 35,000 licensed facilities, the company’s SPINNING® brand has a presence in 80 countries worldwide.  Prior to founding MDA in 1994, Mr. Baudhuin worked as a Certified Public Accountant for Los Angeles-based Duitch, Franklin & Company, where he provided a variety of consulting and strategic planning services.  An active member of the Young Presidents Organization, Baudhuin received his Bachelor of Arts degree in Economics from the University of California, Santa Barbara and his MBA from Loyola Marymount University.

K. James Ehlen, M.D. serves as Chief Executive Officer of Minnesota-based EPIEN Medical, a privately held medical device company whose primary mission is to develop innovative topical products that enhance the repair of damaged epithelial tissue.  Prior to joining EPIEN Medical in September 2007, Dr. Ehlen served as Chair of Halleland Health Consulting Group, a Minneapolis-based health consulting firm focusing on health and wellness, improving governance in health care organizations, and assisting early stage organizations to move forward successfully.  From February 2001 to February 2003, Dr. Ehlen served as Chief, Clinical Leadership for Humana Inc., a national managed care organization.  He was Executive Leader of the Health Care Practice for Halleland Health Consulting Group from May 2000 to February 2001 and was a self-employed health care consultant from June 1999 to May 2000.  Beginning in 1988, Dr. Ehlen served in a series of executive roles beginning with CEO of Medica Health Plans through March of 1994.  He then became founder and co-CEO of Allina Health System in 1994 and served through June 1999.  He is currently serving on the board of several organizations including RespirTech, Inc., Transoma Medical, and Health Fitness Corporation.  He is a long-standing member of the American College of Physician Executives.

John C. Penn served as Chairman and Chief Executive Officer of Intek Plastics, Inc., a privately owned plastic extruder located in Hastings, Minnesota from March 2003 until January 2006 when he began serving only as Chairman.  Mr. Penn also served as Vice Chairman and Chief Executive Officer of the Satellite Companies from 1998 to March 2003.  From 1990 to 1997, Mr. Penn was the President and Chief Executive Officer of Centers for Diagnostic Imaging.  Previously, he served in a senior management capacity in various manufacturing companies.  Mr. Penn serves and has served on the Board of Directors of several private and public corporations.  Mr. Penn currently serves on the Board of Directors of Health Fitness Corporation, a public corporation.  He also served as a director of Medical Graphics from December 1996 to December 1999.

Paula R. Skjefte has served as President and Chief Executive Officer of Waterford Consulting, Inc., a strategic consulting firm for growing medical device companies since 2003.  Prior to founding Waterford Consulting, Ms. Skjefte served in a variety of executive positions at Medtronic, Inc. for 16 years, serving most recently as the Vice President of Consumer Business for Medtronic Physio-Control,

and Vice President of Strategic and Product Planning, and Chair of the Product Planning Council for the Cardiac Rhythm Management Division.  Her prior roles at Medtronic include leadership of worldwide marketing, market development, business development; and participation in the Medtronic Foundation Board, Japan and European Operating Boards.  She is a frequent speaker on the topics of new product innovation and commercialization.  Ms. Skjefte holds a Masters in Business Administration from the University of Minnesota, and a Bachelors of Science in Nursing from the University of Wisconsin.

Philip I. Smith was named Executive Vice President – Corporate Development for Vital Images, Inc. in September 2005.  He served as Vital Images, Inc. Vice President-Marketing and Corporate Development from January 2004 until September 2005 and its Vice President-Corporate Development from February 2003 until January 2004.  From April 2002 to November 2002, Mr. Smith served as President and Chief Executive Officer of Thermonix, a medical technology company.  From April 2000 until April 2002, Mr. Smith was Vice President, Marketing and Corporate Development of Image-Guided Neurologics, Inc., a medical technology company.  From August 1997 to February 2000, Mr. Smith was an investment banker with the medical technology group at US Bancorp Piper Jaffray.  Before August 1997, Mr. Smith held senior sales positions at GE Medical Systems.  Mr. Smith holds a bachelor of science in electrical engineering from the University of Florida, and a master of business administration from the Wharton School of the University of Pennsylvania.

Rodney A. Young has over 25 years in the medical device, manufacturing and pharmaceutical fields.  Mr. Young has served as a director, President and Chief Executive Officer of the Company since November 1, 2004.  Prior to joining Angeion Corporation as Executive Vice President in July 2004, Mr. Young had served as a consultant.  Prior to consulting, Mr. Young was a director, Chief Executive Officer and President of LecTec Corporation from August 1996 until July 2003 and Chairman of LecTec from November 1996 until July 2003.  Prior to his employment at LecTec, Mr. Young served at Baxter International, Inc. for five years in various management roles most recently as Vice President and General Manager of the Specialized Distribution Division.  Mr. Young previously held a variety of sales and marketing positions at 3M Company and Upjohn.  Mr. Young also serves as a director of Possis Medical, Inc., Delta Dental Plan of Minnesota and Health Fitness Corporation.

The Board of Directors and Management Recommend a Vote “For”

Election of the Nominees

Proposal 2:

Approval of Amendment to the Angeion Corporation 2007 Stock Incentive Plan

At this 2008 Annual Meeting, shareholders are asked to approve an amendment to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) to increase the number of shares issuable under the 2007 plan by 300,000 from 250,000 shares to 550,000 shares.  A copy of the 2007 Plan as amended has been filed with the SEC as an appendix to this Proxy Statement.

The 2007 Plan was approved on August 22, 2007.  As of April 1, 2008, of the 250,000 shares authorized under the 2007 Plan, no options have been exercised, 227,970 shares are subject to outstanding options and 22,030 shares are available for future grant.  The 2007 Plan provides stock incentive awards in the form of options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other awards in stock and cash.  In addition, the Company has 373,150 shares subject to outstanding options under the 2002 Stock Option Plan (“2002 Plan”).  No additional options or restricted stock grants may be granted under the 2002 Plan.

Review of the 2007 Plan

The purpose of the 2007 Plan is to attract and retain talented and experienced people, closely link employee compensation with performance realized by shareholders, and reward long-term results with long-term compensation.  The 2007 Plan will permit the Company, under supervision of the Board, to grant stock incentive awards to current and new employees holding key management and technical positions, directors on the Company’s Board, and key external service providers of the Company and its subsidiaries.

The 2007 Plan:

•                  does not permit option re-pricing or re-granting of shares that are turned back to pay the exercise price or to satisfy the holder’s tax obligations;

•                  permits the Company, as a condition to new awards, to cancel and recover amounts received by employees as compensation or under stock incentive awards in the event financial mismanagement is discovered, or the employee violates Company policies or agreements, such as a non-compete or non-disclosure agreement.

Key Terms of the 2007 Plan

The following is a brief summary of the key terms of the 2007 Plan, which is described in more detail below.

Key Plan Features	Description

Plan Term	August 22, 2007 to August 21, 2014

Eligible Participants

•                  employees in key management and technical positions of the Company and any subsidiary as determined by the Board

•                  non-employee members of the Board of Directors

•                  key service providers of the Company or any subsidiary

Key Plan Features	Description

Total Shares Authorized	• 250,000 shares of common stock for all types of stock incentive awards, to be increased to 550,000 shares

Individual Share Limits	• up to 250,000 shares for all incentive stock options, to be increased to 550,000 shares

• up to 250,000 shares for restricted stock awards, to be increased to 300,000

• up to 250,000 shares for all stock incentive awards to non-employee Directors, to be increased to 350,000

• up to 100,000 shares per person per year under all stock incentives

• up to an additional 25,000 shares for stock incentives to a newly-hired key employee

Type of Stock Incentive Awards	• incentive and non-qualified stock options with an exercise period no longer than ten years

• restricted stock and restricted stock units

• stock appreciation rights

• performance stock and performance units

• other awards in stock or cash

Vesting and exercise	• determined by Board or Committee based on service (time vesting) or upon achievement of performance targets (performance vesting) or both

• all non-performance awards vest upon a change in control

• objective performance criteria in the 2007 Plan will permit deductibility of executive officer awards as performance based compensation under Code Section 162(m)

Permissible features	• forfeiture and recoupment of prior award values for financial mismanagement or other breaches of responsibilities to the Company

• possession of restricted stock and restricted stock units by the Company until restrictions lapse

• dividend and dividend equivalents on awards may be paid currently or deferred

• options may be exercised with previously acquired shares

Features not permitted without Shareholder approval	• increase the number of shares reserved or any of the limits stated in the 2007 Plan

• extend the term of the 2007 Plan

• re-price stock options or stock appreciation rights

• re-grant shares tendered for stock option exercise or payment of taxes

Who is Eligible for Stock Incentive Awards

Employees who hold key management and technical positions with the Company or any subsidiary, non-employee members of the Board of Directors and key service providers to the Company and its subsidiaries are eligible to receive awards under the 2007 Plan.  The Board or the Compensation Committee will determine which employees and other eligible persons will be awarded stock incentives under the 2007 Plan.  Currently, the Company has six non-employee Board members and approximately 25 key management and technical employees.

The Board intends to utilize a mix of stock options, stock appreciation rights, restricted stock and performance stock.

Types of Stock Incentives to be Awarded

Subject to the limits under the 2007 Plan, the Board has the discretionary authority to determine the size of the award, the type of award, and if it will be tied to meeting performance-based requirements or will vest over time.  For executive officers, the performance-based requirements for vesting in an award may be designed to comply with Section 162(m) of the Internal Revenue Code to permit the Company to deduct the value of the award for income tax purposes.  The Committee will have the authority to determine the levels of annual grants of restricted stock and non-qualified stock options to be awarded each year to non-employee directors upon their election at the annual meeting of shareholders.  Under the 2007 Plan, the total number of restricted stock grants and non-qualified options granted each year at the annual shareholders meeting may not exceed 20,000 shares per non-employee director.  In addition to the annual grant, the Committee has the ability to grant awards at times other than the annual meeting.

The types of awards that may be made under the 2007 Plan are as follows:

•

Incentive stock options and non-qualified stock options:    the right to purchase shares where value is based on the appreciation in the underlying shares in excess of an exercise price, which right may be exercised by the holder during the term of the option, unless earlier terminated upon certain events, such as for cause. The exercise price may be paid in cash or in previously owned shares or by other means permitted by the Board.

•

Stock appreciation rights:   a contractual right to the increase in the value of the underlying shares subject to the award that does not require payment based on the fair market value at time of grant, but which pays the appreciation in stock value when elected by the holder in the form of whole shares or cash, or a combination of both.

•

Restricted stock and restricted stock units:   awards of stock that do not require purchase, but that are not immediately available to the recipient until certain restrictions lapse, either based on time or upon achievement of performance related criteria. Restricted units may vest earlier than the date the shares are actually paid in exchange for the units, which may result in a deferral of income. The holder of restricted stock is entitled to vote those shares. The Board may determine whether, with respect to restricted stock, to pay dividends on those shares to the holder or to defer dividends. Restricted stock units are not outstanding until paid in stock and therefore do not have voting or dividend rights.

•	Performance shares and performance units: awards of restricted or unrestricted stock that are issued to the recipient only upon satisfaction of performance based criteria.

•

Other awards:   additional opportunities to reward participants through payment of cash or stock as a bonus, or as deferred compensation, or for other purposes for which stock will provide a meaningful incentive.

Adjustments to Stock Incentives for Corporate Transactions

In the event of a stock dividend, recapitalization, stock split, reorganization, merger, spin-off, repurchase or exchange of the Company’s common stock or similar event effecting the Company’s stock, the Board may in its discretion adjust the number and kind of shares granted under the 2007 Plan, including the number and exercise price of shares subject to outstanding options or stock appreciation rights, and to adjust restricted stock, restricted stock units, performance stock and performance share units and other awards.

Exercise Price for Stock Options

The exercise price of stock options granted under the 2007 Plan may not be less than the fair market value of the Company’s common stock on the date of grant.  No option may have a term longer than ten years.  No option may be repurchased or exchanged for a lower priced option.

Effect on Termination of Employment on Stock Incentives

Subject to certain exceptions requiring earlier termination, under the terms of the 2007 Plan, except as otherwise set forth in the stock option agreement, stock options will expire and cannot be exercised 90 days after the termination of a participant’s employment, except upon death, disability or retirement in which case they can be exercised up to 180 days after termination of employment.  Prior to that time, only options that have become exercisable under their terms, based on either service based or performance based vesting, may be exercised.  The Board may at any time after an award vest part or all of the unvested options as it deems appropriate.

Restricted stock and restricted stock units will be forfeited if not vested when the participant terminates employment, including upon death, disability or retirement.  The Board may also accelerate vesting at any time after the restricted stock incentive is awarded.

For options and restricted stock, restricted stock units, performance stock and performance units, the Board may elect not to accelerate options that would otherwise vest only upon achievement of performance criteria if those targets have not been achieved, or the performance period has not expired.

Effect of a Change in Control on Stock Incentives

Stock options become fully exercisable and restricted stock and restricted stock units automatically become fully vested upon the occurrence of a change in control as defined in the 2007 Plan, except that awards based on performance criteria where the performance period has not yet closed at the time of a change in control will not automatically accelerate.  The Board may require options or stock appreciation rights be exercised prior to the change in control, may pay cash or other securities to cancel awards in connection with the change in control, or may provide for the successor to substitute its stock for outstanding awards.

Transferability of Stock Incentives

Stock options, restricted stock, restricted stock units, performance stock, and performance units, as well as other awards under the 2007 Plan that are vested at the time of the death of the participant, are transferable only by the participant’s last will and testament or applicable state laws on decent and distribution.  Restricted stock, restricted stock units, performance stock and performance units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse or the performance targets have been achieved.

Administration

The Board, or the Compensation Committee if one is in operation, will administer the 2007 Plan.  The Board will select employees who receive awards, determine the number of shares covered by each award, and establish the other terms and conditions consistent with the limitations contained in the 2007 Plan.  The Board may also interpret the 2007 Plan, may establish and amend terms of existing stock incentive awards, except that if the participant is adversely affected by the amendment, the participant must also consent.

To the extent required by law or desired for tax purposes, awards to executive officers will be made only by persons who qualify as outside directors under securities and tax laws.  The Board may delegate to an executive officer all or part of its responsibilities to make awards, other than the authority to make awards to other executive officers.

Amendments to the 2007 Plan

The Board may amend or suspend the 2007 Plan at any time; any amendment that would do one or more of the following will not be permitted without the approval of the shareowners:

•	increase the number of shares that may be used under the 2007 Plan, or change any other limit on various types of awards;

•	permit the re-pricing of outstanding stock options; or

•	amend the maximum shares that may be granted as awards to any participant.

Tax Consequences of Stock Incentives to Participants and the Company

Options.  Stock options granted under the 2007 Plan may either be granted as incentive stock options, which are governed by Internal Revenue Code Section 422, or as non-qualified stock options, which are governed by Internal Revenue Code Section 83.  Generally, no federal income tax is payable by the participant upon the grant of an incentive stock option and no deduction is taken by the Company.  If certain holding periods are met, the exercise of an incentive stock option does not result in taxation to the participant; rather, the participant is taxed only at the time of sale.  If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the participant will be taxed on any appreciation in excess of the exercise price as long-term capital gains.  In that event, the Company is not entitled to a deduction for the amount of the capital gains.

Under current tax laws, if a participant exercises a non-qualified stock option, the participant will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price and, thereafter, the participant would receive capital gains on any appreciation in stock value after the exercise date, depending upon the length of time the participant held the stock after exercise.  When the option is exercised, the Company will be entitled to corresponding tax deduction.

Restricted and Performance Stock and Units.  Awards of restricted stock and restricted stock units, performance stock and performance units under the 2007 Plan generally are not subject to federal income tax when awarded, unless the participant properly elects to accelerate the tax recognition.  Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse and performance stock is taxed at the time the performance targets are met.  Restricted stock units and performance units are generally subject to ordinary tax at the time of payment, even if vested earlier.  The

Company is entitled to a corresponding deduction at the time the participant recognizes taxable income on the restricted or performance stock or units.

Additional Information

The Company intends to file a Form S-8 Registration Statement with the SEC covering the additional 300,000 shares after shareholder approval of this amendment.

The Board of Directors Recommends that Shareowners Vote “For” the Proposal to

Adopt and Approve an Amendment to the Angeion Corporation 2007 Stock Incentive Plan.

CORPORATE GOVERNANCE

General

The Board of Directors is committed to sound and effective corporate governance practices.  We continue to review our governance policies and practices, the provisions of the Sarbanes-Oxley Act of 2002, the recently adopted and proposed rules of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market (“Nasdaq”), and are taking steps to ensure compliance with the rules and regulations applicable to the Company.

Code of Ethics and Business Conduct

The Board of Directors has adopted a Code of Ethics and Business Conduct applicable to all of the Company’s officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace.  The Code also contains a special set of guidelines applicable to the Company’s senior financial officers, including the chief executive officer, chief financial officer, principal accounting officer, and others involved in the preparation of the Company’s financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting.

We currently make our governance policies and procedures, as well as our current committee charters, available to the public on our website: www.angeion.com.

The Board, Board Committees and Meetings

Meeting Attendance.  The Board of Directors meets regularly during the year to review matters affecting the Company and to act on matters requiring Board approval.  Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders.  During the fiscal year ended October 31, 2007, the Board of Directors held twelve meetings.  Each of the directors attended at least 75% of the meetings of the Board and committees on which he served.  At its regularly scheduled meetings, the Company’s directors meet in executive session without the Chief Executive Officer present.

Committees of the Board of Directors. The Board of Directors has established an Audit Committee, Compensation Committee and a Governance/Nominating Committee.  The composition and function of each Committee is set forth below:

Director	Audit	Compensation	Governance/ Nominating	Strategy
Arnold A. Angeloni	X	X	X
John R. Baudhuin	X		X	X
K. James Ehlen, M.D.	X	X*	X*
John C. Penn	X*		X	X
Paula R. Skjefte (1)		X	X	X
Philip I. Smith		X	X	X*
Rodney A. Young				X

* Committee Chair

(1)          Ms. Skjefte joined the Board on February 1, 2008.

Audit Committee.  The Audit Committee operates under a written charter adopted effective June 1, 2000, as amended on June 2, 2003.  The Audit Committee reviews the Company’s internal control structure and financial reporting activities, reviews the scope of the annual audit, reviews non-audit services performed by auditors to determine and maintain auditor independence, selects the Company’s independent registered public accounting firm, reviews the Company’s audited consolidated financial statements prior to release to the public and conducts discussions with the Company’s independent registered public accounting firm each quarter in connection with their quarterly review.  KPMG LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee.  Each of the members of the Audit Committee is independent as defined by the rules of the Nasdaq Stock Market and the SEC.  The Company’s Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee.  After review, the Board of Directors has determined that John C. Penn qualifies as an audit committee financial expert to meet the SEC definition of an “audit committee financial expert.”  The Audit Committee held nine meetings during fiscal 2007.

Compensation Committee.  The Compensation Committee operates under a written charter and, among other duties, the Compensation Committee reviews compensation of the Company’s officers for fairness and competitiveness, determines the necessity for, and content of, any officer employment contracts, advises and recommends incentives in the form of overall corporate bonus plans and determines bonuses and grants of stock options for the Company’s officers, and reviews the performance of the Company’s Chief Executive Officer.  The Compensation Committee also has the authority to make awards under, and adopt and alter administrative rules and practices governing, the Company’s qualified or unqualified benefits plans, including the Company’s 2002 Stock Option Plan and 2007 Stock Incentive Plan.  The charter of the Compensation Committee requires that this Committee consist of no fewer than two board members who satisfy the requirements of the Nasdaq Stock Market, the “non-employee director” requirements of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code.  Each member of the Company’s Compensation Committee meets these requirements.  The Compensation Committee held eight meetings during fiscal 2007.  The report of the Compensation Committee is set forth below.

Governance/Nominating Committee.  The Governance/Nominating Committee is responsible for reviewing the size and composition of the Board, identifying individuals qualified to become Board members, recommending to the Board of directors nominees to be elected at the annual meeting of shareholders, reviewing the size and composition of Board committees, facilitating Board self-assessment and reviewing and advising regarding strategic direction and strategic management.  The Committee operates under a charter approved by the Board and each of its members is independent under Nasdaq listing standards.  The Governance/Nominating Committee held no meetings during fiscal 2007.  The Charter of the Governance/Nominating Committee and the Angeion Corporation Governance Guidelines are posted on the Company’s website at www.angeion.com.

Strategy Committee.  The Strategy Committee was formed on July 3, 2007 to assist the Board in overseeing the strategic management of the Company, to focus the attention of the Board on long-range objectives for the Company and to review and assess strategies to implement these long-range objectives.  The Strategy Committee first met in fiscal 2008.

Director Independence

The Board of Directors has reviewed director independence guidelines in a manner consistent with the definitions of “independence” set forth in SEC Rule 10A-3 under the Securities Exchange Act of 1934 and the rules of the Nasdaq Stock Market.  In accordance with these guidelines, the Board of Directors has reviewed and considered facts and circumstances relevant to the independence of each director and director nominee and has determined that Messrs. Angeloni, Baudhuin, Ehlen, Penn, Skjefte and Smith are each “independent” under SEC Rule 10A-3 and an “independent director” under the rules of the Nasdaq Stock Market.

Director Nominations

The independent members of the Board of Directors are responsible for considering and selecting the nominees for election as directors at annual shareholder meetings.  The Board believes a nominee should possess the highest level of professional and personal ethics and values, be free of any material conflict of interest with respect to board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be an “independent director” as defined by the rules of the SEC and the Nasdaq Stock Market, be able to understand and relate to the culture of the Company, have sufficient time to properly discharge the duties associated with serving as a director, and have experience and knowledge that will enhance or maintain a diversity of business background among board members.

In addition, the Board believes that one or more of the Company’s directors should possess certain specific qualities or skills.  These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in delegation of duties, accounting experience, financial experience, legal experience, marketing experience, understanding of the medical device industry, and background and experience necessary to qualify as an “audit committee financial expert” as defined by the SEC.

The Board has established a governance/nominating committee comprised of independent directors to serve as the standing committee responsible for considering and recommending director nominees to the Board of Directors.  The Company does not currently have a procedure for shareholder nomination of directors because the Company has not received a shareholder nominee for election as a director in the past ten years.

Compensation of Directors

The following table sets forth certain information regarding the compensation the Company paid to its non-employee directors during the fiscal year ended October 31, 2007.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($) (5)	All Other Compensation ($) (6)	Total ($)
Mr. Angeloni	35,500	—	4,492	—	—	—	39,992
Mr. Baudhuin (7)	14,000	—	10,926	—	—	—	24,926
Dr. Ehlen	32,750	—	4,492	—	—	—	37,242
Mr. Penn	29,750	—	4,492	—	—	—	34,242
Mr. Smith (7)	26,500	—	21,892	—	—	—	48,392

(1)          Each non-employee director receives an annual retainer of $12,000 ($3,000 per quarter) and a meeting fee of $1,000 for each board meeting attended and $500 for each committee meeting attended.  Committee chairs are paid annual retainers as follows: Board chair, $10,000; all other committee chairs, $7,000.

(2)          There were no stock awards made during the fiscal year.

(3)          FAS 123R became effective for the Company on November 1, 2006.  The option awards dollar amount refers to what is recognized by the Company as stock-based compensation expense for the fiscal year in accordance with FAS 123R.

(4)          The Company does not provide non-equity incentive plans for non-employee directors.

(5)          The Company does not provide nonqualified deferred compensation plans or a pension plan for non-employee directors.

(6)          No other compensation was paid to directors that are not reported elsewhere in this Proxy.

(7)          Mssrs. Baudhuin and Smith were elected to the board of directors on March 1, 2007 and December 12, 2006, respectively.

Stock Options

Under the terms of the 2007 Stock Incentive Plan, Stock options were granted to our non-employee directors as follows:  In connection with the approval of the 2007 Plan on August 22, 2007, Philip I. Smith and John Baudhuin, the two non-employee directors that were first elected to the Board in fiscal 2007, were each granted seven-year options for 10,000 shares at a price of $6.60 per share, vesting one-third on each of the first, second, and third anniversary dates that the director began serving as a director.  The first third will vest on November 1, 2007 in the case of Mr. Smith, and on March 1, 2008, in the case of Mr. Baudhuin.

In addition, on August 22, 2007, each of the five non-employee directors of the Company, Arnold A. Angeloni, John R. Baudhuin, K. James Ehlen, M.D., John C. Penn, and Philip I. Smith, was granted a seven-year stock option for 10,000 shares at a price of $6.60 per share.  These options vest one-third on each of May 23, 2008, May 23, 2009, and May 23, 2010.

The Board has not yet finalized the non-employee director equity awards to be granted for fiscal 2008 under the 2007 Plan.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors establishes the compensation for executive officers of the Company and acts on other matters relating to their compensation as it deems appropriate and typically meets one to four times per year.  During fiscal 2007, the Compensation Committee consisted of four non-employee directors and held eight meetings.  In addition, the Board of Directors held one special Board meeting for the purpose of addressing executive compensation matters.  The members of the Compensation Committee during fiscal 2007 were Messrs. Angeloni, Ehlen (Chair), Smith and Penn.  The Compensation Committee also administers, with respect to all eligible recipients, the Company’s 2002 Stock Option Plan and 2007 Stock Incentive Plan and determines the participants in the Plan and the amount, timing and other terms and conditions of awards under the Plan.

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled Compensation Discussion and Analysis (the “CD&A”) for the year ended October 31, 2007 with management.  In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in the Proxy for filing with the Securities and Exchange Commission.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is biographical and other information on the current executive officers of the Company.  Mr. Young’s biographical information is set forth above under “Other Information About Directors.”

Name of Officer

Age

Title

Rodney A. Young	53	President and Chief Executive Officer

William J. Kullback *	48	Chief Financial Officer

*Mr. Dale H. Johnson served as Chief Financial Officer during fiscal 2007 and retired on January 31, 2008.  Mr. William J. Kullback replaced him on March 17, 2008.

William J. Kullback was appointed Angeion’s Chief Financial Officer and Senior Vice President on March 17, 2008.  Prior to joining the Company, Mr. Kullback served as co-founder and CFO of Flex Fund Financial, a private financial services firm.  From April 2005 to May 2006, Kullback served as CFO for IntriCon Corporation, a publicly traded manufacturer that specializes in the high technology medical device and communications industries.  Kullback also served as Senior Vice President and CFO at MedSource Technologies, Inc., a medical device outsourcer, from November 2002 until its sale in September 2004, and as Executive Vice President and CFO at PEMSTAR, Inc., a public engineering and manufacturing service corporation prior to that time.  Mr. Kullback previously held a variety of financial and accounting positions at Crenlo, Inc., the Stant Corporation, and at Price Waterhouse.  Mr. Kullback also served as a director of Reptron Electronics where he was chairman of the audit committee and involved in the sale of this publicly traded manufacturing firm.  Mr. Kullback received his M.B.A. and his B.A. from the State University of New York at Buffalo.

EXECUTIVE COMPENSATION

Executive Compensation Philosophy and Objectives of Compensation Program

Our philosophy with respect to the compensation of Executive Officers is based upon the following principles established by the Compensation Committee:

Executive Compensation Policy

Executive talent and performance are critical to the success of the Company.  Executive compensation at Angeion Corporation is designed to provide a competitive compensation opportunity relative to similar medical instrument and device companies, in a manner aligned with business performance and shareholder returns.  The Company uses base salaries, an annual incentive plan and equity grants to accomplish these objectives, and performs regular benchmarking analyses against comparable companies to anchor its practices firmly in the competitive market.  The Company makes minimal use of perquisites in Executive Compensation.  When assessing the market competitiveness of our compensation programs, we review third-party surveys and publicly available data relating to a specific group of companies.  For our executive compensation comparisons, we consider the following group of medical device companies, each of which of had revenues of less than $100 million.

Company Name and Location

ABIOMED (MA)	Atricure (OH)	ATS Medical (MN)	Biolase (CA)

CardioDynamics (CA)	CardioTech International (MA)	CAS Medical Systems (CT)	Conceptus (CA)

Criticare Systems (WI)	Endocare (CA)	Kensey Nash (PA)	Lifecore BioMedical (MN)

Luminex Corp. (TX)	Medtox Scientific (MN)	NeuroMetrix (MA)	NMT Medical (MA)

Orthovita (PA)	Possis Medical (MN)	Retractable Technologies (TX)	Rochester Medical (MN)

Strategic Diagnostics (DE)	SurModics (MN)	Synovis (MN)	Tutogen Medical (NJ)

Utah Medical (UT)	Urologix (MN)	Vascular Solutions (MN)	Vital Images (MN)

Base Salary

In 2007, Base pay was set on a conservative basis around the 25th percentile of comparable companies, with opportunities to reach industry median based primarily on individual experience and contributions, while taking into account the overall financial health of the Company.

Incentive Plan

In 2007, annual incentives were linked to achievement of key business objectives, primarily earnings before income taxes, depreciation and amortization (“EBITDA”) and revenue.   Payouts were available under the Annual Incentive Plan objective when threshold performance goals, established by the Board, were met.  Upon achievement of all business objectives for a year, payouts are intended to be competitive in the industry.  Substantial overachievement against all goals established by the Board creates a payout opportunity around the upper quartile of comparable companies.

Equity Compensation

Different forms of equity are used to directly align executive compensation with overall shareholder returns while managing expense and dilution of common shareholders.  The Company’s equity compensation practices are designed to be around median in the industry over time, and provide significant compensation opportunities above the median only in conjunction with substantial shareholder returns on a sustained basis. The Company currently uses stock options to accomplish equity compensation objectives.

Disclosure

The Company is committed to fair and full public disclosure of all compensation matters for its executive officers and for all equity compensation plans.  The Company will not disclose any specific business goals related to its incentive plan that could be used by competitors.

All of our compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance.  Our programs are geared to short and longer-term performance with the goal of increasing shareholder value over the long term.  Executive compensation programs affect all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our executives should reflect their success as a management team, rather than individuals, in attaining key operating objectives, such as growth of sales, growth of operating earnings and earnings per share and growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased market price for our stock.  We believe that the performance of the executives in managing our company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation.  We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our executives.  We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Overview of Compensation Process

Elements of In-Service Compensation and Relationship to Objectives

We also provide the executive officers and other members of management with other benefits available to our employees generally, such as health, life, dental and disability insurance and participation in a 401(k) Plan.

Determining Executive Compensation and Design of Compensation Programs

It has been the practice of our Compensation Committee to review, at the beginning of the fiscal year, the elements of the executive officer’s total compensation and compare the compensation of the executive officers with the compensation of officers performing comparable functions in peer group comparison group.  Based upon this analysis, base salaries for our executive officers are reviewed and set at the first regularly scheduled meeting of our Compensation Committee and then recommended to the Full Board.

In setting base salaries, our Chief Executive Officer makes compensation recommendations to the Compensation Committee with respect to the executive officers and other member of management who report to him.  These executive officers are not present at the time of these deliberations.  For fiscal year 2007, the Compensation Committee reviewed Mr. Young’s recommendations with respect to the salary compensation of the members of management.

Consistent with its overall compensation philosophy, the Compensation Committee recommended and the Board approved and adopted the 2007 Management Incentive Bonus Plan (the “2007 Bonus Plan”) which is described below.  On May 28, 2007, the Compensation Committee of the Board of Directors of Angeion Corporation approved the 2007 Bonus Plan.  The 2007 Bonus Plan provided for the payment of cash compensation to eligible employees, including the Company’s executive officers, upon achievement of predetermined objectives.  The 2007 Bonus Plan was similar to bonus plans operated by the Company in past years and provided that bonuses would be earned during 2007 if Angeion achieved specified levels of

(i) earnings before interest, taxes, depreciation and amortization (50% weighting),

(ii) revenues from sales of MedGraphics cardiorespiratory diagnostic products, (30% weighting); and

(iii) revenues from sales of New Leaf brand health and fitness products (20% weighting).

The Compensation Committee believes that these three criteria were appropriate for the following reasons.  First, earnings before interest, taxes, depreciation and amortization has traditionally been used by the Company internally as a key measure of success, in part because the Company traditionally had relatively high depreciation and amortization expense as result of the its 2002 emergence from Chapter 11 bankruptcy and the Compensation Committee felt this was a better measurement than “net income before taxes” or a similar provision.  The other two factors were designed to reward management and employees for achievement of levels of revenue in the Company’s two product Brand names.

Under the 2007 Bonus Plan, Mr. Rodney A. Young, the Company’s Chief Executive Officer, was eligible for a bonus ranging from 22.5% of base salary if the threshold level is met in each of the three areas to 100.0% of base salary if the maximum level was met in each of the three areas.  The Company’s Chief Financial Officer, Dale H. Johnson, was eligible for a bonus ranging from 17.5% of base salary if the threshold is met in each of the three areas to 50.0% of base salary if the maximum level is met in each of the three areas.  On January 23, 2008, the Board of Directors authorized payments under the 2007  Bonus Plan.  Mr. Young received a bonus payment of $180,461 and Mr. Johnson received a bonus payment of $51,341.

Angeion has not yet finalized the metrics for its 2008 Bonus Plan.

Use of Compensation Consultant

Under the Compensation Committee’s charter, the Committee has the authority to retain, at the Company’s expense, independent counsel or other advisers as it deems necessary to carry out its responsibilities.  In fiscal year 2007, the Committee retained Launch Venture Services to advise it on compiling a list of comparable companies, setting the salary of the CEO, CFO and other members of management, determining the appropriate level of cash and equity compensation for non-employee members of the board of directors, and determining the appropriate level of equity compensation for the CEO, CFO and others member of the board of directors.

Accounting and Tax Considerations

We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and these benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the executive officer is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. We have no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Equity Granting Process

Stock awards to our executive officers and other key salaried employees are typically granted annually in conjunction with the review of the individual performance of our executive officers.  This review generally takes place at the regularly scheduled meeting of the Compensation Committee, which is held in conjunction with the regular quarterly meeting of our Board of Directors in February.  Stock options are also granted in connection with the appointment of new executive officers, with the option grant effective as of the first day of employment.  These regular and new-hire grants of stock options are approved in advance by the Compensation Committee or the board of directors. The Compensation

Committee’s policy is to grant all equity awards under shareholder approved equity compensation plans, such as our 2007 Stock Incentive Plan.

During fiscal 2007, Angeion was unable to grant any stock options to employees became there were less than 10,000 shares available until August 2007, when the shareholders approved the 2007 Angeion Stock Incentive Plan. On the date of this meeting, the Company granted options to purchase a total of 9,200 shares under the prior 2002 Plan.  In addition, on October 31, 2007, the Compensation Committee granted to management and other employees 167,970 options to purchase the Company’s common stock at an exercise price of $7.86 per share.

Rodney A. Young Employment Agreement and Change In Control Agreement

In the first quarter of 2007, the Company increased Mr. Young’s salary to $302,500.  On October 31, 2007, the Company entered into a new Employment Agreement and Change in Control Agreement with Mr. Young. Under the Amended Employment Agreement, Mr. Young receives an annual salary of $303,000 and is entitled to earn an annual cash bonus ranging from 22.5% to 100% of his annual salary, based upon achievement of certain objectives in a bonus plan established by the Board of Directors.   Mr. Young’s Employment Agreement may be terminated upon 60 days written notice by either party, upon notice by the Company of termination “for cause” or upon the event of Mr. Young’s death or disability.   The Agreement also contains a non-compete provision for one year after the termination of Mr. Young’s employment.   The Amended Employment Agreement also provides that in the event that Mr. Young’s employment is terminated without cause, other than in a change-in-control situation, Mr. Young would be entitled to a lump sum payment of one-year base salary, plus an annual incentive bonus for that fiscal year at target performance on a pro rata basis, if and when other senior management of the Company are paid a bonus based on achievement of goals at or above target for that year, or if the termination occurs in the second half of the fiscal year and if other senior executives receive a bonus for over-target performance for the fiscal year, then Mr. Young would receive a pro rata portion of the comparable CEO-level bonus specified for over-target performance for the fiscal year.

The Company and Mr. Young also entered into a new Change-in-Control Agreement dated as of October 31, 2007.   Under this agreement, if Mr. Young’s employment is terminated during a period of twenty-four months following a Change-in-Control of the Company (i) by the Company other than for Cause or death, or (ii) by Mr. Young for Good Reason (as these terms are defined in the Agreements), then he will be entitled to a lump-sum payment equal to two times his base salary plus a one year bonus at target.  In addition to these amounts, Mr. Young would be entitled to a fee for out-placement services in an amount equal to ten percent of his salary or $30,300 and the Company would continue to pay its portion of his health insurance for 18 months as if he were still employed.  Had this termination without cause occurred at October 31, 2007, the amount payable to Mr. Young pursuant to his Change-in-Control Agreement would be approximately $765,000.

Potential Payments under Rodney A. Young Employment Agreement and Change in Control Agreement:

	Termination Without Cause or Resignation For Good Reason Prior to a Change in Control	Termination Without Cause or Resignation For Good Reason Within 24 Months of a Change in Control
Salary Continuation/Severance Payments	$303,000	$636,000
Bonus	*	129,000
Accelerated Vesting of Stock Options	None	None

*Bonus would be payable on a pro rata basis only if paid to other members of senior management.

William J. Kullback Employment Agreement and Change In Control Agreement

Effective March 17, 2008, the Company entered into a new Employment Agreement with Mr. Kullback.  Under the Employment Agreement, Mr. Kullback receives an annual salary of $200,000 and is entitled to earn an annual cash bonus ranging from 17.5% to 50% of his annual salary, based upon achievement of certain objectives in a bonus plan established by the Board of Directors.   Mr. Kullback’s Employment Agreement may be terminated upon 60 days written notice by either party, upon notice by the Company of termination “for cause” or upon the event of Mr. Kullback’s death or disability.   The Agreement also contains a non-compete provision for one year after the termination of Mr. Kullback’s employment.   The Employment Agreement also provides that in the event that Mr. Kullback’s employment is terminated without cause, other than in a change-in-control situation, Mr. Kullback would be entitled to a lump sum payment of nine months base salary, plus an annual incentive bonus for that fiscal year at target performance on a pro rata basis, if and when other senior management of the Company are paid a bonus based on achievement of goals at or above target for that year, or if the termination occurs in the second half of the fiscal year and if other senior executives receive a bonus for over-target performance for the fiscal year, then Mr. Kullback would receive a pro rata portion of the comparable CFO-level bonus specified for over-target performance for the fiscal year.

The Company and Mr. Kullback also agreed to enter into a Change-in-Control Agreement dated as of June 15, 2008 upon Mr. Kullback’s successful completion of 90 days of employment.  Under this agreement, if Mr. Kullback’s employment is terminated during a period of eighteen months following a Change-in-Control of the Company (i) by the Company other than for Cause or death, or (ii) by Mr. Kullback for Good Reason (as these terms are defined in the Agreements), then he will be entitled to a lump-sum payment equal to one and a half times his base salary.  In addition to these amounts, Mr. Kullback would be entitled to a fee for out-placement services in an amount equal to ten percent of his salary or $20,000 and the Company would continue to pay its portion of his health insurance for 12 months as if he were still employed.  If this termination without cause were to occur after the effective date of his Change-In-Control Agreement, the amount payable to Mr. Kullback pursuant to his Change-in-Control Agreement would be approximately $320,000.

Potential Payments under William J. Kullback Employment Agreement and Change in Control Agreement:

	Termination Without Cause or Resignation For Good Reason Prior to a Change in Control	Termination Without Cause or Resignation For Good Reason Within 18 Months of a Change in Control
Salary Continuation/Severance Payments	$150,000	$320,000
Bonus	*	—
Accelerated Vesting of Stock Options	None	None

*Bonus would be payable on a pro rata basis only if paid to other members of senior management.

Fiscal 2007 Members of the Compensation Committee:

Arnold A. Angeloni K. James Ehlen, M.D. (Chair)      John C. Penn   Philip Smith

Summary of Cash and Certain Other Compensation

The following table shows information concerning compensation earned for services in all capacities during the fiscal year for (i) Rodney A. Young, our President and Chief Executive Officer and (ii) Dale H. Johnson, our Chief Financial Officer (together referred to as our “Named Executive Officers”) for the fiscal year ended October 31, 2007.  There were no other executive officers of our company in fiscal 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Nonqualified Deferred Compensation Earnings($) (6)	All Other Compensation ($) (7)	Total ($)
Rodney A. Young, President and Chief Executive Officer	2007	302,500	—	—	206	180,461	—	33,622	516,789

Dale H. Johnson, Chief Financial Officer	2007	157,661	—	—	62	51,341	—	30,583	239,647

(1)          The amounts in this column reflect the dollar value of base salary paid during the fiscal year.

(2)          The amounts in this column reflect the dollar value of bonus earned during the fiscal year.

(3)          There were no stock awards made during the fiscal year.

(4)          FAS 123R became effective for the Company on November 1, 2007.  This amount represents the stock-based compensation expense recognized in fiscal 2007 in accordance with FAS 123R.

(5)          Represents payments under the 2007 Bonus Plan.

(6)          The Company does not have a Nonqualified Deferred Compensation Plan.

(7)          Amounts shown include all other compensation received by the executive officer that is not reported elsewhere.  This includes the following:  For Mr. Young, executive physical for $13,838, health and dental for $8,943, an automobile allowance of $7,200 and $3,642 for the Company match to the 401(k) Savings Plan; and, for Mr. Johnson, executive physical for $19,063, health and dental for $9,570 and $1,449 for the Company match to the 401(k) Savings Plan.

Grants of Plan-Based Awards

The following table sets forth certain information concerning non-equity incentive plan awards under the 2007 Bonus Plan and stock option awards granted under the Angeion 2007 Stock Incentive Plan to the Named Executive Officers at October 31, 2007.

					All Other
					Option
					Awards:
					Number of	Exercise or		Grant Date
					Securities	Base Price of		Fair Value of
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Underlying Options (#)	Option Awards	Closing Price of Stock on	Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	(2)	($/sh)	Grant Date	(3)
Mr. Young	3/28/07	$68,063	$128,563	$302,500
	10/31/07				40,000	$7.86	$7.86	$225,600

Mr. Johnson	3/28/07	$9,904	$39,415	$78,831
	10/31/07				12,000	$7.86	$7.86	$67,680

(1)   Represents bonuses that may have been earned by the Named Executive Officers under our 2007 Bonus Plan.  For the actual bonus amounts earned and paid under the 2007 Bonus Plan, please see the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation”.  For explanation of the 2007 Bonus Plan, refer to the description above under headings of Compensation Discussion and Analysis entitled “Determining Executive Compensation and Design of Compensation Programs”.

(2)   The number of shares of Angeion common stock underlying stock option granted pursuant to the Angeion 2007 Stock Incentive Plan.

(3)   The fair value of each option award, calculated based on the Black-Scholes model as of the applicable grant date in accordance with FAS 123R.

Outstanding Equity Awards as of October 31, 2007

The following table sets forth certain information concerning stock option awards outstanding to the Named Executive Officers at October 31, 2007:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Mr. Young	24,000	—	—	6.23	10/6/2013
	33,000	—	—	7.79	10/6/2013
	35,000	—	—	2.53	9/14/2015
	12,000	—	—	5.08	5/25/2016
	—	40,000	—	7.86	10/30/2014

Mr. Johnson	3,000	—	—	2.00	10/6/2013
	8,000	—	—	6.23	10/6/2013
	12,300	—	—	7.79	10/6/2013
	10,000	—	—	2.53	9/14/2015
	4,500	—	—	5.08	5/25/2016
	—	12,000	—	7.86	10/30/2014

The first two columns represent the total number of securities underlying unexercised options, both exercisable and unexercisable, that were outstanding as of October 31, 2007.

Mr. Young’s and Mr. Johnson’s unvested options vest as follows: one third on 10/31/2008, one third on 10/31/2009 and one third on 10/31/2010.   There were no stock awards granted as of October 31, 2007. Upon Mr. Johnson’s retirement in January 2008, these unvested options terminated.

Option Exercises

The following table sets forth certain information concerning options exercised during fiscal 2007 for the Named Executive Officers.  Other than stock options, the Named Executive Officers held no other equity compensation awards outstanding during fiscal year 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mr. Young	39,000	$446,584	—	—

Mr. Johnson	4,500	$50,795	—	—

(1)          Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.

OTHER INFORMATION

Shareholder Proposals for 2009 Annual Meeting

The Company anticipates holding its 2009 Annual Meeting on or about May 21, 2009 and anticipates mailing its materials on or about April 10, 2009.  The Secretary of the Company must receive any shareholder proposal intended for inclusion in the Company’s proxy material for the 2009 Annual Meeting of Shareholders no later than the close of business on December 11, 2008.

A shareholder who wishes to make a proposal for consideration at the 2009 Annual Meeting, but does not seek to include the proposal in the Company’s proxy material, must notify the Secretary of the Company.  The notice must be received no later than February 26, 2009.  If the notice is not timely, then the persons named on the Company’s proxy card for the 2009 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Annual Report

The Annual Report of the Company for the year ended October 31, 2007, which includes the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and proxy solicitation material.  Shareholders may also without charge obtain a copy of the Annual Report of the Company, which includes the Annual Report on Form 10-K, upon written request to the Chief Financial Officer of the Company at the address indicated on this Proxy Statement.  Copies of the Annual Report on Form 10-K, including exhibits and financial statement schedules, may also be obtained on the Company’s website www.angeion.com or the SEC’s website www.sec.gov.

Cost and Method of Solicitation

The Company will pay the cost of soliciting proxies and may make arrangements with brokerage firms, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of common stock.  The Company will reimburse them for reasonable out-of-pocket expenses.  In addition to solicitation by mail, directors, officers and employees of the Company may solicit by telephone, electronic transmission or in person proxies.

Other Matters

As of the date of this Proxy Statement, management knows of no other matters that may come before the 2008 Annual Meeting.  However, if matters other than those referred to above should properly come before the 2008 Annual Meeting, the individuals named on the enclosed proxy card intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Rodney A. Young
Director, President and Chief Executive Officer

Appendix A

ANGEION CORPORATION

2007 STOCK INCENTIVE PLAN

SECTION 1

PURPOSE

The purpose of the Plan is to enable Angeion Corporation (the “Company”) and its Subsidiaries to attract and retain employees, directors and service providers of the Company by aligning financial interests of these individuals with the other shareholders of the Company.

The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units, and Other Awards to aid the Company in obtaining these goals.

SECTION 2

DEFINITIONS

2.1           BOARD means the Board of Directors of the Company.

2.2           CAUSE means, unless otherwise defined in the Stock Incentive Agreement or in a separate agreement with the Participant that governs Stock Incentives granted under this Plan, a felony conviction of a Participant or a material violation of any Company policy, including, without limitation, any policy contained in the Company’s Code of Conduct, or due to embezzlement from or theft of property belonging to the Company, regardless of when facts resulting in a finding of Cause are discovered by the Company.

2.3           CODE means the Internal Revenue Code of 1986, as amended from time to time, or any successor statue.

2.4           COMMITTEE means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan.  If no Committee is established, then the functions of the Committee will be performed by the full board.

2.5           COMPANY means Angeion Corporation, a corporation organized under the laws of the State of Minnesota (or any successor corporation).

2.6           DISABILITY means a physical or mental condition resulting from a bodily injury or disease or mental disorder rendering a person incapable of continuing to perform the essential employment duties of the person at the Company as these duties existed immediately prior to the bodily injury, disease or mental disorder.

2.7           EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

2.8           EXERCISE PRICE means the price that will be paid to purchase one Share upon the exercise of an Option granted under this Plan.

2.9           FAIR MARKET VALUE of one Share of Common Stock on any given date will be determined by the Committee as follows:

(a)           if the Common Stock is listed for trading on one or more national securities exchanges, or is traded on the Nasdaq Stock Market, the last reported sales price on the principal exchange or the Nasdaq Stock Market on the date in question, or if the Common Stock did not trade on the principal exchange or on the Nasdaq Stock Market on the date, the last reported sales price on the principal exchange or the Nasdaq Stock Market on the first day prior thereto on which the Common Stock was traded; or

(b)           if the Common Stock is not listed for trading on a national securities exchange or the Nasdaq Stock Market, but is traded in the over-the-counter market the OTC Bulletin Board, the closing bid price for the Common Stock on the date in question, or if there is no bid price for the Common Stock on the date, the closing bid price on the first day prior thereto on which the price existed; or

(c)           if neither (a) or (b) is applicable, with respect to any Option intended to qualify as an ISO, by any fair and reasonable determination made in good faith by the Committee, and, with respect to any other Stock Incentive that is intended to be exempt from the requirements of Code Section 409A, a value determined by the reasonable application of a reasonable valuation method as defined in regulations promulgated under Code Section 409A, Inclusion in Gross Income of Deferred Corporation under Nonqualified Deferred Compensation Plan which determination will be final and binding on all parties.

2.10         INDEPENDENT DIRECTOR means a member of the board who is not otherwise an employee of the Company or any Subsidiary.

2.11         INSIDER means an individual who is, on the relevant date, an officer, member of the Board or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.12         ISO means an Option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code Section 422, Incentive Stock Options, as an incentive stock option.

2.13         KEY EMPLOYEE means any employee of the Company or any Subsidiary holding a key management or technical position as determined by the Committee.

2.14         KEY PERSON means a person, other than a Key Employee, who is

(a)           a member of the Board; or

(b)           a service provider providing bona fide services to the Company or any Subsidiary who is eligible to receive Shares that are registered on SEC Form S-8.

2.15         NQSO means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Code Section 422.

2.16         OPTION means an ISO or a NQSO.

2.17         OUTSIDE DIRECTOR means a member of the Board who is not an employee and who qualifies as

(a)           a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, as amended from time to time, and

(b)           an “outside director” under Code Section 162(m) and the regulations promulgated under Section 162(m).

2.18        PARTICIPANT means a Key Person or Key Employee who is designated to receive an award under the Plan by the Committee.

2.19        PERFORMANCE-BASED EXCEPTION means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.20        PERFORMANCE PERIOD means the period during which a performance goal must be attained with respect to a Stock Incentive that is performance based, as determined by the Committee.

2.21        PERFORMANCE STOCK means an award of Shares granted to a Participant that is subject to the achievement of performance criteria, either as to the delivery of the Shares or the calculation of the amount deliverable as a result of achieving a level of performance over a specified Performance Period, or any combination thereof.

2.22        PERFORMANCE UNITS means a contractual right granted to a Participant to receive a Share (or cash equivalent) upon achievement of performance criteria or a level of performance over a specified Performance Period that are deliverable either at the end of the Performance Period or at a later time.

2.23        PLAN means the Angeion Corporation 2007 Stock Incentive Plan, as it may be amended from time to time.

2.24        QUALIFYING EVENT means, with respect to a Participant, the Participant’s death, Disability or Retirement.

2.25        RESTRICTED STOCK AWARD means an award of Shares granted to a Participant under this Plan that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Stock Incentive Agreement.

2.26        RESTRICTED STOCK UNIT means a contractual right granted to a Participant under this Plan to receive a Share (or cash equivalent) that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Stock Incentive Agreement.

2.27        RETIREMENT means retirement from active employment with the Company and any subsidiary or parent corporation of the Company on or after age 65 or such other age as the Committee may determine.

2.28        SHARE or COMMON STOCK means a share of the common stock of the Company.

2.29        STOCK APPRECIATION RIGHT means a right granted to a Participant pursuant to the terms and provisions of this Plan under which the individual, without payment to the Company (except for any applicable withholding or other taxes), receives Shares, or other consideration as the Committee may determine, in an amount equal to

(a)           the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised

(b)           over the specified price per Share noted in the Stock Appreciation Right, for each Share subject to the Stock Appreciation Right.

2.30        STOCK INCENTIVE means an ISO, a NQSO, a Restricted Stock Award, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Stock or Performance Unit or cash.

2.31        STOCK INCENTIVE AGREEMENT means a document issued by the Company or a Subsidiary to a Participant evidencing an award of a Stock Incentive.

2.32        SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.33        TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent of the total combined voting power of all classes of shares of stock of either the Company or a Subsidiary.

SECTION 3

SHARES SUBJECT TO STOCK INCENTIVES

3.1           The aggregate number of Shares that may be issued under the Plan is 550,000 Shares, subject to adjustment as provided in Section 10.(1)  Effective immediately upon the approval of this Plan by the shareholders of the Company, the Company’s 2002 Stock Option (the “Prior Plan”) is amended by this Plan to eliminate the authority and discretion of the Board, the Compensation Committee of the Board and any executive officer of the Company to grant any new awards or options (or to amend any previously granted award or option to increase the number of shares) under the Prior Plan, including with respect to any shares that would become available for issuance as a result of the cancellation or forfeiture of shares under any previously granted awards or options.  Within the aggregate limit specified above and subject to adjustment as provided in Section 10:

(a)           No more than 550,000 Shares may be used for Incentive Stock Options;

(b)           No more than 350,000 Shares may be used for Stock Incentives for non-employee Directors; and

(c)           No more than 300,000 Shares may be used for Restricted Stock Awards.

All Shares will be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares that have been reacquired by the Company.

3.2           For purposes of determining the limits described in this Plan, in particular this Section 3, Shares covered by a Stock Incentive will not be counted as used unless and until actually delivered to a Participant.  In addition, the following principles will apply in determining the number of Shares under any applicable limit:

(1) The Plan originally authorized 250,000 shares.

(a)           Shares tendered in payment of the Exercise Price of an Option will not be added back to the limit;

(b)           Shares withheld by the Company to satisfy the tax withholding obligation will not be added back to the limit;

(c)           Shares that are repurchased by the Company with the proceeds of exercised Options will not be added back to the limit;

(d)           All Shares covered by a Stock Appreciation Right that is settled in Shares will reduce the applicable limits; and

(e)           Any Stock Incentive that is settled in cash will not reduce the applicable limits.

3.3           Subject to adjustment pursuant to Section 10, no Participant may be granted any Stock Incentive covering an aggregate number of Shares in excess of 100,000 in any calendar year.  Notwithstanding the foregoing, in connection with his or her initial service, a Participant may be granted Stock Incentives covering not more than 25,000 Shares that will not count against the limit set forth in the preceding sentence.

SECTION 4

EFFECTIVE DATE

The effective date of this Plan is August 22, 2007, which is the date on which the shareholders of the Company originally approved the Plan.

SECTION 5

ADMINISTRATION

5.1           GENERAL ADMINISTRATION.

The Committee will administer this Plan.  The Committee, acting in its absolute discretion, will exercise the powers and take the action expressly called for under this Plan.  The Committee will have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take other action in the administration and operation of the Plan as it deems equitable under the circumstances.  The Committee’s actions are binding on the Company, on each affected Participant, and on each other person directly or indirectly affected by actions.

5.2           AUTHORITY OF THE COMMITTEE.

Except as limited by law or by the Articles of Incorporation or By-laws of the Company, and subject to the provisions herein, the Committee will have full power to select Participants in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and Stock Incentives.

Further, the Committee may make all other determinations that may be necessary or advisable for the administration of the Plan.  The Committee may seek the assistance of any persons as it may see fit in carrying out its routine administrative functions concerning the Plan.

5.3           DELEGATION OF AUTHORITY.

The members of the Committee and any other persons to whom authority has been delegated by the Committee will be appointed from time to time by, and serve at the discretion of, the Board.  The Committee may appoint one or more separate committees ( “Subcommittee”) composed of two or more Outside Directors of the Company (who may but need not be members of the Committee) and may delegate to any Subcommittee or to one or more executive officers of the Company the authority to grant Stock Incentives, or to administer the Plan or any aspect of it.  Only the Committee may grant Stock Incentives that may meet the Performance-Based Exception, and only the Committee may grant Stock Incentives to Insiders that may be exempt from Section 16(b) of the Exchange Act.  Notwithstanding any provision of this Plan to the contrary, the Board may assume the powers and responsibilities granted to the Committee or other delegatee at any time, in whole or in part.

5.4           DECISIONS BINDING.

All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee will be final, conclusive and binding on all persons, including the Company, its shareholders, members of the Board, Participants, and their estates and beneficiaries.

SECTION 6

ELIGIBILITY

Participants selected by the Committee will be eligible for the grant of Stock Incentives under this Plan, but no Participant will have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an Eligible Recipient.

SECTION 7

TERMS OF STOCK INCENTIVES

7.1           TERMS AND CONDITIONS OF ALL STOCK INCENTIVES.

(a)           Grants of Stock Incentives.  The Committee, in its absolute discretion, may grant Stock Incentives under this Plan from time to time and will have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives.  The Committee will not have the right to

(i)            lower the Exercise Price of an existing Option,

(ii)           take any action that would be treated as a “repricing” under generally accepted accounting principles, or

(iii)          cancel an existing Option at a time when its Exercise Price exceeds the fair market value of the underlying stock subject to the Option in exchange for another Option, a Restricted Stock Award, or other equity in the Company (except as provided in Sections 10 and 11).

Stock Incentives will be granted to Participants selected by the Committee, and the Committee will be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Participants, or to grant all Stock Incentives subject to the same terms and conditions.

(b)           Shares Subject to Stock Incentives.  The number of Shares as to which a Stock Incentive will be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan, and to any other restrictions contained in this Plan.

(c)           Stock Incentive Agreements.  Each Stock Incentive will be evidenced by an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Stock Incentives granted.  The Stock Incentive Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.  The Committee will have sole discretion to modify the terms and provisions of Stock Incentive Agreements in accordance with Section 12 of this Plan.

(d)           Date of Grant.  The date a Stock Incentive is granted will be the date on which the Committee

(i)            has approved the terms and conditions of the Stock Incentive Agreement,

(ii)           has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive and

(iii)          has taken all other action necessary to direct the grant of the Stock Incentive.

(e)           Vesting of Stock Incentives.  Stock Incentives under the Plan may have restrictions on the vesting or delivery of and, in the case of Options, the right to exercise, that lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate, such as the attainment of performance goals determined by the Committee, including but not limited to one or more of the performance criteria listed in Section 13.  If the Award is intended to meet the Performance-Based Exception, the attainment of these performance goals must be certified in writing by the Committee prior to payment thereof.  Until the end of the period(s) of time specified in the vesting schedule or the satisfaction of any performance criteria, the Shares subject to the Stock Incentive Award will remain subject to forfeiture.

(f)            Acceleration of Vesting of Stock Incentives.  The Committee will have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of these restrictions with respect to any part or all of the Shares awarded to a Participant.  The Committee may, however, grant Stock Incentive Awards precluding accelerated vesting in order to qualify the Stock Incentive Awards for the Performance-Based Exception.

(g)           Dividend Equivalents.  The Committee may grant dividend equivalents to any Participant.  The Committee may establish the terms and conditions to which the dividend equivalents are subject.  Dividend equivalents may be granted only in connection with a Stock Incentive.  Under a dividend equivalent, a Participant will be entitled to receive currently, or in the future, payments equivalent to the amount of dividends paid by the Company to holders of common stock with respect to the number of dividend equivalents held by the Participant.  The dividend equivalent may provide for payment in Shares or in cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the dividend equivalent is payable.  Any dividend equivalent on a Stock Incentive that is intended to be exempt from Code Section 409A must be stated in a separate arrangement.

(h)           Transferability of Stock Incentives.  Except as otherwise provided in a Participant’s Stock Incentive Agreement, no Stock Incentive granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution.  Except as otherwise provided in a Participant’s Stock Incentive Agreement, during the Participant’s lifetime, only the Participant may exercise any Option or Stock Appreciation Right unless the Participant is incapacitated in which case the Option or Stock Appreciation Right may be exercised by, and any other Stock Incentive may be payable to, the Participant’s legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances.  The determination of incapacity of a Participant and the identity of an appropriate representative of the Participant to exercise the Option or receive any other benefit under a Stock Incentive if the Participant is incapacitated will be determined by the Committee.

(i)            Deferral Elections.  The Committee may permit or require Participants to elect to defer the issuance of Shares or the settlement of awards in cash under this Plan pursuant to rules, procedures, or programs as it may establish from time to time.  The Committee may not, however, in establishing the terms and provisions of any Stock Incentive, or in exercising its powers under this Article:

(i)            create any arrangement that would constitute an employee pension benefit plan as defined in ERISA Section 3(3) unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees; or

(ii)           create any arrangement that would constitute a deferred compensation plan as defined in Code Section 409A unless the arrangement complies with Code Section 409A and regulations promulgated thereunder or unless the Committee, at the time of grant, specifically provides that the Stock Incentive is not intended to comply with Section 409A of the Code.

7.2           TERMS AND CONDITIONS OF OPTIONS.

(a)           Grants of Options.  Each grant of an Option will be evidenced by a Stock Incentive Agreement that specifies whether the Option is an ISO or NQSO, and incorporate other terms as the Committee deems consistent with the terms of this Plan and, in the case of an ISO, necessary or desirable to permit the Option to qualify as an ISO.  The Committee or the Company may modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though the modification may change the Option from an ISO to a NQSO.

(b)           Termination of Employment.  Except as provided in the Option Agreement or a separate agreement with the Participant that governs Options granted under this Plan, or as otherwise provided by the Committee:

(i)            if the Participant’s employment (or in the case of a non-employee, the Participant’s service) with the Company and a Subsidiary ends before the Options vest, the Participant will forfeit all unvested Options; and

(ii)           any Option held by the Participant may thereafter be exercised to the extent it was exercisable at the time of termination, but may not be exercised after 90 days after the termination, or the expiration of the stated term of the Options, whichever period is the shorter.  In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Options granted to the Participant will immediately terminate.

(c)           Death, Disability and Retirement.  Except as provided in the Option Agreement or a separate agreement with the Participant that governs Options granted under this Plan, and except as otherwise provided by the Committee:

(i)            if a Qualifying Event occurs before the date or dates on which Options vest, the Participant will forfeit all unvested Options; and

(ii)           any Option held by the Participant may thereafter be exercised to the extent it was exercisable at the time of the Qualifying Event, but may not be exercised after 180 days after the Qualifying Event, or the expiration of the stated term of the Options, whichever period is the shorter.

(d)           Exercise Price.  Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price must be specified in the applicable Stock Incentive Agreement.  With respect to each grant of an ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price may not be less than the Fair Market Value of a Share on the date the ISO is granted.  With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price may not be less than one hundred ten percent of the Fair Market Value of a Share on the date the ISO is granted.

(e)           Option Term.  Each Option granted under this Plan will be exercisable in whole or in part at the time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement may:

(i)            make an Option exercisable prior to the date the Option is granted or after it has been exercised in full; or

(ii)           make an Option exercisable after the date that is

(A)          the tenth anniversary of the date the Option is granted, if the Option is a NQSO or an ISO granted to a non-Ten Percent Shareholder, or

(B)           the date that is the fifth anniversary of the date the Option is granted, if the Option is an ISO granted to a Ten Percent Shareholder.

Options issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance goals, including but not limited to goals established pursuant to one or more of the performance criteria listed in Section 13.  Any Option that is intended to qualify for the Performance Based Exception must have its performance goals determined by the Committee based upon one or more of the performance criteria listed in Section 13, and must have the attainment of these performance goals certified in writing by the Committee.

(f)            Payment.  The Exercise Price of Shares acquired pursuant to an Option must be paid, to the extent permitted by applicable statutes and regulations by delivering to the Company or its designated agent, either:

(i)            in cash or by check at the time the Option is exercised or

(ii)           at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of an NQSO)

(A)          by delivery (or by attestation) of other Shares,

(B)           according to a deferred payment or other similar arrangement with the Participant, including use of a promissory note (except for executive officers and Directors of the Company to the extent these loans and similar arrangements are prohibited under Section 402 of the Sarbanes-Oxley Act of 2002),

(C)           pursuant to a “same day sale” program exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company’s equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, or

(D)          by some combination of the foregoing.

(g)           Unless otherwise specifically provided in the Option, the Exercise Price of Shares acquired pursuant to an Option that is paid by delivery (including by attestation) of other Shares acquired, directly or indirectly from the Company, may be paid only by Shares that have been held for more than six months (or any longer or shorter period of time required to avoid the options being a liability award for financial accounting purposes).  Notwithstanding the foregoing, with respect to any Participant who is an Insider, a tender of shares or, if permitted by applicable law, a cashless exercise must

(i)            have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or

(ii)           be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act.  Unless the Stock Incentive Agreement provides otherwise, the foregoing exercise payment methods will be subsequent transactions approved by the original grant of an Option.  Except as provided above, payment will be made at the time that the Option or any part thereof is exercised, and no Shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, will have none of the rights of a shareholder.

(h)           ISO Tax Treatment Requirements.  With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of the Option) of stock with respect to which the Option is exercisable for the first time by any individual during any calendar year exceeds $100,000, to the extent of the excess, the Option will not be treated as an ISO in accordance with Code Section 422(d).  The rule of the preceding sentence is applied as set forth in Treas.  Reg.  Section 1.422-4 and any additional guidance issued by the Treasury thereunder.  Also, with respect to any Option that purports to be an ISO, the Option will not be treated as an ISO if the Participant disposes of shares acquired thereunder within two years from the date of the granting of the Option or within one year of the exercise of the Option, or if the Participant has not met the requirements of Code Section 422(a)(2).

7.3           TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

(a)           Grants of Restricted Stock Awards.  Shares awarded pursuant to Restricted Stock Awards will be subject to restrictions as determined by the Committee for periods determined by the Committee.  The Committee may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b)           Termination of Employment.  Except as provided in the Restricted Stock Agreement or a separate agreement with the Participant covering the Restricted Stock granted under this Plan, if the Participant’s employment (or in the case of a non-employee, the Participant’s service) with the Company and a Subsidiary ends for any reason other than a Qualifying Event before any restrictions lapse, the Participant will forfeit all unvested Restricted Stock Awards, unless the Committee determines that the Participant’s unvested Restricted Stock Awards vest as of the date of the event.

(c)           Death, Disability and Retirement.  Except as provided in the Restricted Stock Agreement or a separate agreement with the Participant covering Restricted Stock granted under this Plan:

(i)            if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant will forfeit all unvested Restricted Stock Awards, unless the Committee determines that the Participant’s unvested Restricted Stock Awards vest as of the date of the event; and

(ii)           in the case of Restricted Stock Awards that are based on performance criteria then, as of the date on which the Qualifying Event occurs, the Participant will be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs.  The Committee may grant Restricted Stock Awards precluding partial awards, however, when a Qualifying Event occurs in order to qualify the Restricted Stock Awards for the Performance-Based Exception.

(d)           Voting, Dividend & Other Rights.  Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Awards will be entitled to vote and to receive dividends during the periods of restriction of their Shares to the same extent as these holders would have been entitled if the Shares were unrestricted Shares.

7.4           TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS.

(a)           Grants of Restricted Stock Units.  A Restricted Stock Unit will entitle the Participant to receive one Share at a future time and upon such terms as specified by the Committee in the Stock Incentive Agreement evidencing the award.  The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment.

(b)           Termination of Employment.  Except as provided in the Restricted Stock Unit Agreement or a separate agreement with the Participant covering the Restricted Stock Unit granted under this Plan, if the Participant’s employment with the Company and a Subsidiary ends before the Restricted Stock Units vest, the Participant will forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units vest as of the date of the event.

(c)           Death, Disability and Retirement.  Except as provided in the Restricted Stock Unit Agreement or a separate agreement with the Participant covering the Restricted Stock Unit granted under this Plan:

(i)            if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant will forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units vest as of the date of the event; and

(ii)           in the case of Restricted Stock Units that are based on performance criteria, then as of the date on which the Qualifying Event occurs, the Participant will be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs.  The Committee may, however, grant Restricted Stock Units precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Units for the Performance-Based Exception.

(d)           Voting, Dividend & Other Rights.  Holders of Restricted Stock Units will not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units, and, unless the applicable Stock Incentive Agreement provides otherwise, the holder of a Restricted Stock Unit will not be entitled to any dividend equivalents (as described in Section 7.1(g)).

7.5           TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)           Grants of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a specified price.  The specified price for a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, will not be less than the Exercise Price for Shares that are the subject of the Option.  In the case of any other Stock Appreciation Right, the specified price will not be less than 100% of the Fair Market Value of the Shares at the time the Stock Appreciation Right was granted.  If related to an Option, the exercise of a Stock Appreciation Right will result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

(b)           Payment.  Upon exercise of a Stock Appreciation Right, the Company will pay to the Participant the appreciation with Shares (computed using the aggregate Fair Market Value of Shares on the date of payment or exercise) or in cash, or in any combination thereof as specified in the Stock Incentive Agreement or, if not specified, as the Committee determines.  To the extent that a Stock Appreciation Right is exercised, the specified price will be treated as paid in Shares for purposes of Section 3.

(c)           Termination of Employment.  Except as provided in the Stock Appreciation Rights Agreement or a separate agreement with the Participant that governs Stock Incentives granted under this Plan, or as otherwise provided by the Committee:

(i)            if the Participant’s employment (or in the case of a non-employee, the Participant’s service) with the Company and Subsidiary ends before the Options vest, the Participant will forfeit all unvested Stock Appreciation Rights; and

(ii)           any Stock Appreciation Rights held by the Participant may thereafter be exercised to the extent it was exercisable at the time of the termination, but may not be exercised after 90 days after the termination, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter.  In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Stock Appreciation Rights granted to the Participant will immediately terminate.

(d)           Death, Disability and Retirement.  Except as provided in the Stock Appreciation Rights Agreement or a separate agreement with the Participant that governs Stock Incentives granted under this Plan, and except as otherwise provided by the Committee:

(i)            if a Qualifying Event occurs before the date or dates on which Stock Appreciation Rights vest, the Participant will forfeit all unvested Stock Appreciation Rights; and

(ii)           any Stock Appreciation Rights held by the Participant may thereafter be exercised to the extent it was exercisable at the time of the Qualifying Event, but may not be exercised after 180 days after the Qualifying Event, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter.

(e)           Special Provisions for Tandem Stock Appreciation Rights.  A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised.  A Stock Appreciation Right granted in connection with an ISO

(i)           will expire no later than the expiration of the underlying ISO,

(ii)          may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised,

(iii)         may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and

(iv)          may be exercised only

A.            when the underlying ISO could be exercised and

B.            when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

7.6           TERMS AND CONDITIONS OF PERFORMANCE STOCK AND PERFORMANCE UNITS.

(a)           Awards of Performance Stock and Performance Units.  Performance Stock and Performance Units will become payable to a Participant upon achievement of performance criteria as determined by the Committee.  Each award will specify the number of Performance Stock or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors.  No adjustment will be made in the case of a grant that is intended to qualify for the Performance-Based Exception, however, other than as provided in Section 13.  Any grant of Performance Stock or Units may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the date of grant.

(b)           Payment.  Each grant will specify the time and manner of payment of Performance Stock or Performance Units that have been earned.  Any Performance Stock award will be payable in Shares.  Any Performance Unit award may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among cash or Shares.

7.7           OTHER AWARDS.

(a)           Other awards may, subject to limitations under applicable law, be granted to any Participant denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of the Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof, or any other factors designated by the Committee.  The Committee will determine the terms and conditions of these awards.

(b)           Cash awards, as an element of or supplement to any other Stock Incentives granted under this Plan, may also be granted to Participants on terms and conditions as determined by the Committee pursuant to Plan.

(c)           Shares may be granted to a Participant as a bonus, or in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to terms as the Committee may determine.

(d)           Participants designated by the Committee may be permitted to reduce compensation otherwise payable in cash in exchange for Shares or other Stock Incentives under the Plan.

7.8

INDEPENDENT DIRECTOR GRANTS.

(a)

Notwithstanding any other provisions of this Plan, a grant of Restricted Stock or NQSO, or any combination of the same, will be made to each Independent Director on the date of each regular annual meeting of shareholders of the Company at which such Independent Director is elected or re-elected to the Board. Except as provided in (a), (b), (c), (d), (e), (f), and (g) below, the number of Shares subject to this Restricted Stock Award or NQSO and other terms governing the Restricted Stock Award or NQSO will be determined by the Committee in its sole discretion prior to such annual meeting of shareholders. No Independent Director may be granted Restricted Stock Awards or NQSOs covering an aggregate number of Shares in excess of 20,000 at any regular annual shareholders meeting pursuant to the terms of this Section 7.8. The following terms will be applied to the grants to Independent Directors under this Section 7.8:

(b)

Subject to Section 7.8(c) and Section 7.8(f), each Restricted Stock Award to an Independent Director will vest as to all Shares one year from the date of grant (subject to such shorter or longer vesting period as determined by the Committee prior to the annual meeting of shareholders).

(c)

Except as provided in the Restricted Stock Award or a separate agreement with the Independent Director, if an Independent Director granted a Restricted Stock Award under this Section ceases to be a director of the Company for any reason other than Cause, the Independent Director will forfeit all unvested Restricted Stock Awards, unless the Committee determines that the Independent Director’s unvested Restricted Stock Awards will vest as of the date of the event.

(d)

Subject to Sections 7.8(e) and Section 7.8(f), NQSOs granted to Independent Directors will be exercisable in full six months after the date of grant of the NQSO and will expire seven years from the date of grant of the NQSO (subject to such shorter or longer expiration period as determined by the Committee prior to the annual meeting). The Exercise Price per Share will be the Fair Market Value of one Share on the date of grant.

(e)

In the event that an Independent Director granted a NQSO under this Section ceases to be a director of the Company for any reason other than Cause, the Independent Director, or in the case of death or Disability, the Independent Director’s guardians, administrators or personal representatives, will have the right to exercise the NQSO granted under this Section at any time for the remainder of the term of the NQSO to the extent of the number of shares the Independent Director was entitled to purchase under the Option on the date of such termination, subject to the condition that no NQSO will be exercisable after the expiration of the term of the NQSO.

(f)

In the event an Independent Director ceases to be a director for any reason constituting Cause, any NQSO granted under this Section will terminate as of the date of the action constituting Cause and any Restricted Stock Award will be forfeited to the Company without payment of any consideration therefor as of the date of such action constituting Cause.

(g)

The Committee, in its discretion, may, in addition to the Restricted Stock Award and NQSOs provided above, grant any additional Stock Incentive to all Independent Directors or to any individual Independent Director, (including a grant at the time the person joins the Board) if the grant is solely for substantial services performed or to be performed by the Independent Director as determined in good faith by the Committee.

SECTION 8

SECURITIES REGULATION

8.1                                 LEGALITY OF ISSUANCE.

No Share may be issued under this Plan unless and until the Committee has determined that all required actions have been taken to register the Share under the Securities Act of 1933 or the Company has determined that an exemption therefrom is available, any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied, and any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable, has been satisfied.

8.2                                 RESTRICTIONS ON TRANSFER; REPRESENTATIONS; LEGENDS.

Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of the Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, the restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law.  If the offering and sale of Shares under the Plan is not registered under the Securities Act of 1933 and the Company determines that the registration requirements of the Securities Act of 1933 apply but an exemption is available that requires an investment representation or other representation, the Participant will be required, as a condition to acquiring Shares, to represent that the Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act of 1933, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.  All Stock Incentive Agreements must contain a provision stating that any restrictions under any applicable securities laws will apply.

8.3                                 REGISTRATION OF SHARES.

The Company may, and intends to, but is not obligated to, register or qualify the offering or sale of Shares under the Securities Act of 1933 or any other applicable state, federal or foreign law.

SECTION 9
LIFE OF PLAN

No Stock Incentive may be granted under this Plan on or after the earlier of:

(a)                                  the tenth anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), or

(b)                                 the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Stock Incentives granted under this Plan or lapse of all restrictions under a Restricted Stock Award or Restricted Stock Unit) been issued or are no longer available for use under this Plan.

This Plan will continue in effect until all outstanding Stock Incentives have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

SECTION 10
ADJUSTMENT

Notwithstanding anything in Section 12 to the contrary, in the event of a stock dividend, stock split, spin-off, rights offering, recapitalization through a large, nonrecurring cash dividend, or a similar equity restructuring of the Company, the Committee will adjust:

(a)                                  the number of Shares reserved under Section 3 of this Plan,

(b)                                 the limit on the number of Shares that may be granted subject to Stock Incentives during a calendar year to any individual under Section 3 of this Plan,

(c)                                  the number of Shares subject to certain Stock Incentives granted subject to Section 3 of the Plan,

(d)                                 the Exercise Price of any Options and the specified price of any Stock Appreciation Rights, or

(e)                                  any combination thereof,

in an equitable manner that will equalize the fair value of the previously granted Stock Incentives before and after the equity restructuring.

Furthermore, in the event of any corporate transaction described in Code Section 424(a) that provides for the substitution or assumption of Stock Incentives, the Committee will adjust such Stock Incentives in a manner that satisfies the requirements of Code Section 424(a)) as to

(a)                                  the number of Shares reserved under Section 3,

(b)                                 the limit on the number of Shares that may be granted subject to certain Stock Incentives during a calendar year to any individual under Plan;

(c)                                  the number of Shares subject to such Stock Incentives, and

(d)                                 the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights in the event of any corporate transaction described in Code Section 424(a) that provides for the substitution or assumption of such Stock Incentives.

If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, the fractional Share will be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan will be the next lower number of Shares, rounding all fractions downward.  An adjustment made under this Section by the Committee will be conclusive and binding on all affected persons and, further, will not constitute an increase in the number of Shares reserved under Section 3 or an increase in any limitation imposed by the Plan.

SECTION 11
CHANGE OF CONTROL OF THE COMPANY

11.1                           CHANGE IN CONTROL.

“Change in Control” of the Company means a change in control that would be required to be reported in response to Item 6(e) on Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement, including, without limitation, if:

(a)                                  Any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b)                                 During any period of two consecutive years (not including any period ending prior to the effective date of this Plan), the Incumbent Directors cease for any reason to constitute at least a majority of the Board.  The term “Incumbent Directors” means those individuals who are members of the Board of Directors on the effective date of this Plan and any individual who subsequently becomes a member of the Board (other than a director designated by a person who has entered into agreement with the Company to effect a transaction contemplated by Section 11.1(c)) whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the then Incumbent Directors; or

(c)                                  In the event:

(i)                                   the Company consummates a merger, consolidation, share exchange, division or other reorganization of the Company with any corporation or entity, other than an entity owned at least 80% by the Company, unless immediately after the transaction, the shareholders of the Company immediately prior to the transaction beneficially own, directly or indirectly 51% or more of the combined voting power of the resulting entity’s outstanding voting securities as well as 51% or more of the Total Market Value of the resulting entity, or in the case of a division, 51% or more of the combined voting power of the outstanding voting securities of each entity resulting from the division as well as 51% or more of the Total Market Value of each entity, in each case in substantially the same proportion as the shareholders owned shares of the Company prior to the transaction;

(ii)                                the Company consummates an agreement for the sale or disposition (in one transaction or a series of transactions) of assets of the Company, the total consideration of which is greater than 51% of the Total Market Value of the Company; or

(iii)                               the Company adopts a plan of complete liquidation or winding up of the Company.

(d)                                 “Total Market Value” means the aggregate market value of the Company’s or the resulting entity’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company’s or the resulting entity’s other outstanding equity securities as measured by the exchange rate of the transaction or by any other method as the Committee determines where there is not a readily ascertainable exchange rate.

11.2                           VESTING UPON A CHANGE IN CONTROL.

Except as otherwise provided in a Stock Incentive Agreement or as provided in the next sentence, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Stock Incentives granted under this Plan, with respect to any Stock Incentive granted under this Plan that is not so assumed or substituted (a “Non-Assumed Stock Incentive”), the Stock Incentives will immediately vest and be exercisable and any restrictions thereon will lapse.  Notwithstanding the foregoing, unless the Committee determines at or prior to the Change in Control, no Stock Incentive that is subject to any performance criteria for which the performance period has not expired, will accelerate at the time of a Change in Control.

11.3                           DISPOSITION OF STOCK INCENTIVES.

Except as otherwise provided in a Stock Incentive Agreement, the Committee, in its sole and absolute discretion, may, with respect to any or all of Non-Assumed Stock Incentives, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the 30 day period immediately preceding the date of the Change of Control, but only if the action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a)                                  Unilaterally cancel the Non-Assumed Stock Incentive in exchange for:

(i)                                  whole or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) or whole or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of:

(A)                              in the case of Options, the Shares that could be purchased subject to the Non-Assumed Stock Incentive less the aggregate Exercise Price for the Options with respect to the Shares;

(B)                                in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to the Stock Incentive determined as of the Action Effective Date (taking into account vesting), less the value of any consideration payable on exercise.

(ii)                               cash or other property equal in value to the excess of the Fair Market Value of

(A)                              in the case of Options, the Shares that could be purchased subject to the Non-Assumed Stock Incentive less the aggregate Exercise Price for the Options with respect to the Shares or

(B)                                in the case of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards, Shares subject to the Stock Incentive determined as of the

Action Effective Date (taking into account vesting) less the value of any consideration payable on exercise.

(b)                                 In the case of Options, unilaterally cancel any Non-Assumed Option after providing the holder of the Option with

(i)                                     an opportunity to exercise the Non-Assumed Option to the extent vested within a specified period prior to the date of the Change of Control, and

(ii)                                  notice of the opportunity to exercise prior to the commencement of the specified period.  To the extent that the recipient of a Non-Assumed Stock Incentive is an Insider, however, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that the payment

(A)                              has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or

(B)                                is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act.

(c)                                  Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor will be considered a subsequent transaction approved by the original grant of an Option.

11.4                           GENERAL RULE FOR OTHER STOCK INCENTIVES.

If a Change of Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive will be governed by applicable law and the documents effectuating the Change of Control.

SECTION 12
AMENDMENT OR TERMINATION

12.1                           AMENDMENT OF PLAN.

This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate.  No amendment may be made absent the approval of the shareholders of the Company, however, if the amendment:

(a)                                  increases the number of Shares reserved under Section 3, except as set forth in Section 10,

(b)                                 extends the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7,

(c)                                  decreases the minimum Exercise Price under Section 7, or

(d)                                 changes the designation of Participant eligible for Stock Incentives under Section 6.  Shareholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system.

12.2                           TERMINATION OF PLAN.

The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time.

12.3                           AMENDMENT OF STOCK INCENTIVES.

The Committee has the right to modify, amend or cancel any Stock Incentive after it has been granted if

(a)                                  the modification, amendment or cancellation does not diminish the rights or benefits of the Participant under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive will not be deemed as a diminishment of rights or benefits of the Stock Incentive),

(b)                                 the Participant consents in writing to the modification, amendment or cancellation,

(c)                                  there is a dissolution or liquidation of the Company,

(d)                                 this Plan or the Stock Incentive Agreement expressly provides for the modification, amendment or cancellation, or

(e)                                  the Company would otherwise have the right to make the modification, amendment or cancellation by applicable law.

The Committee may, however, reform any provision in a Stock Incentive extended to be exempt from Code Section 409A to maintain to maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A; If, however, no reasonably practicable reformation would avoid the imposition of any penalty tax or interest under Code Section 409A, no payment or benefit will be provided under the Stock Incentive and the Stock Incentive will be deemed null, void and of no force and effect, and the Company will have no further obligation in connection with the Stock Incentive.

SECTION 13
PERFORMANCE CRITERIA

13.1                           PERFORMANCE GOAL BUSINESS CRITERIA.

Unless and until the Board proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section, the attainment of which may determine the degree of payout or vesting with respect to Stock Incentives to Key Employees and Key Persons pursuant to this Plan that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used by the Committee for purposes of grants must be chosen from among the following:

(a)                                  earnings per share;

(b)                                 net income (before or after taxes);

(c)                                  return measures (including, but not limited to, return on assets, equity or sales);

(d)                                 cash flow return on investments which equals net cash flows divided by owners equity;

(e)                                  earnings before or after interest,  taxes, depreciation and amortization;

(f)                                    gross revenues;

(g)                                 operating income (before or after taxes);

(h)                                 total shareholder return;

(i)                                     corporate performance indicators (indices based on the level of certain services provided to customers);

(j)                                     cash generation, profit or revenue targets;

(k)                                  growth measures, such as revenue growth;

(l)                                     ratios, such as expenses or market share;

(m)                               share price (including, but not limited to, growth measures and total shareholder return).  In setting performance goals using these performance measures, the Committee may establish absolute goals or goals relative to a peer group performance or other benchmark, and may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write-offs, capital gains and losses and acquisitions and dispositions of businesses; or

(n)                                 Any combination of any of these factors.

13.2                           DISCRETION IN FORMULATION OF PERFORMANCE GOALS.

The Committee will have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals.  Stock Incentives that are intended to qualify for the Performance-Based Exception may not be adjusted upward, however, (although the Committee will retain the discretion to adjust the Stock Incentives downward).

13.3                           PERFORMANCE PERIODS.

The Committee will have the discretion to determine the period during which any performance goal must be attained with respect to a Stock Incentive.  The period may be of any length, and must be established prior to the start of the period or within the first 90 days of the such period (provided that the performance criteria are not in any event set after 25% or more of the period has elapsed).

13.4                           MODIFICATIONS TO PERFORMANCE GOAL CRITERIA.

In the event that the applicable tax or securities laws and regulatory rules and regulations change to permit Committee discretion to alter the governing performance measures noted above without obtaining shareholder approval of the changes, the Committee will have sole discretion to make changes without obtaining shareholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Stock Incentives that do not qualify for the Performance-Based Exception, the

Committee may make the grants without satisfying the requirements under Code Section 162(m) to qualify for the Performance-Based Exception.

SECTION 14
MISCELLANEOUS

14.1                           SHAREHOLDER RIGHTS.

Except as provided in Section 7.3 with respect to Restricted Stock Awards, or in a Stock Incentive Agreement, no Participant will have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive pending the actual delivery of Shares subject to the Stock Incentive to the Participant.

14.2                           NO GUARANTEE OF CONTINUED RELATIONSHIP.

The grant of a Stock Incentive to a Participant under this Plan will not constitute a contract of employment or other relationship with the Company and will not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.

14.3                           WITHHOLDING.

The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the grant or fulfillment of any Stock Incentive, an amount in Shares or cash sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan or any action taken by a Participant with respect to a Stock Incentive.  Whenever Shares are to be issued to a Participant upon exercise of an Option or Stock Appreciation Right, or satisfaction of conditions under a Restricted Stock, Restricted Stock Unit, Performance Stock or Performance Units, the Company will have the right to require the Participant to remit to the Company, as a condition thereof, an amount in cash (or, unless the Stock Incentive Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise.  To the extent that a Participant is an Insider, however, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that the withholding of Shares

(a) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or

(b) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act.

Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements will be a subsequent transaction approved by the original grant of a Stock Incentive.  In no event will payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

14.4                           NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF ISO OPTIONS.

If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (a) the date two years after the date of grant of the Option, or (b) the date one year after the exercise of such Option, then the Participant will immediately notify the Company in writing of such sale or disposition and cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service.  The Participant acknowledges and agrees that he or she may be subject to federal, state and local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he or she will include the compensation from such early disposition in his or her gross income for federal tax purposes.  Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.

14.5                           TRANSFERS & RESTRUCTURINGS.

The transfer of a Participant’s employment between or among the Company or a Subsidiary (including the merger of a Subsidiary into the Company) will not be treated as a termination of his or her employment under this Plan.  Likewise, the continuation of employment by a Participant with a corporation that is a Subsidiary will be deemed to be a termination of employment when the corporation ceases to be a Subsidiary.

14.6                           LEAVES OF ABSENCE.

Unless the Committee provides otherwise, vesting of Stock Incentives granted hereunder will be suspended during any unpaid leave of absence.  A Participant will not cease to be an employee of the Company in the case of any leave of absence approved by the Company.  For purposes of ISOs, no leave may exceed 90 days unless reemployment upon expiration of the leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of the leave any ISO held by the Participant will cease to be treated as an ISO and if exercised thereafter will be treated for tax purposes as a NQSO.

14.7                           GOVERNING LAW/CONSENT TO JURISDICTION.

This Plan will be construed under the laws of the State of Minnesota without regard to principles of conflicts of law.  Each Participant consents to the exclusive jurisdiction in the Hennepin County District Court for the determination of all disputes arising from this Plan and waives any rights to remove or transfer the case to another court.

14.8                           ESCROW OF SHARES.

To facilitate the Company’s rights and obligations under this Plan, the Company reserves the right to appoint an escrow agent, who will hold the Shares owned by a Participant pursuant to this Plan.

14.9                           IMPACT OF RESTATEMENT OF FINANCIAL STATEMENTS UPON STOCK INCENTIVES.

If any of the Company’s financial statements are required to be restated resulting from errors, omissions or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Stock Incentive with respect to any fiscal year of the Company the financial results of which are negatively affected by the restatement.  The amount to be recovered from the Participant will be the amount by which the Stock Incentive exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Committee may determine.  In no event will the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law.  The Committee will determine whether the Company may effect any recovery

(a)                                  by seeking repayment from the Participant,

(b)                                 by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates,

(c)                                  by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or

(d)                                 by any combination of the foregoing.

14.10                     FORFEITURE AND RECOUPMENT.

Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Stock Incentive Agreement that the Participant’s rights, payments, and benefits with respect to a Stock Incentive under this Plan may be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions.  These events may include, but will not be limited to, failure to accept the terms of the Stock Incentive Agreement, termination of employment or services under certain or all circumstances, violation of material Company policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Subsidiaries.

14.11                     NON-US PROVISIONS.

The Committee will have the authority to require that any Stock Incentive Agreement relating to a Stock Incentive in a jurisdiction outside of the United States contain terms as are required by local law in order to constitute a valid grant under the laws of the jurisdiction.  This authority will continue even if the requirements of the local jurisdiction may be different from or more restrictive than the terms set forth in this Plan.  No purchase or delivery of Shares pursuant to a Stock Incentive may occur until applicable restrictions imposed pursuant to this Plan or the applicable Stock Incentive have terminated.

ANGEION CORPORATION

350 Oak Grove Parkway

Saint Paul, Minnesota 55127-8599

ANGEION CORPORATION 2008 ANNUAL
MEETING OF SHAREHOLDERS

Tuesday, May 20, 2008

2:30 p.m. Minnesota time

Angeion Corporation 350 Oak Grove Parkway Saint Paul, Minnesota 55127-8599	proxy

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Rodney A. Young and Arnold A. Angeloni, or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of Angeion Corporation to be held at the Company’s offices located at 350 Oak Grove Parkway, Saint Paul, Minnesota, on Tuesday, May 20, 2008 at 2:30 p.m. Minnesota time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all shares of Common Stock of Angeion Corporation held of record by the undersigned on April 4, 2008 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•                  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 19, 2008.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/angn/ — QUICK *** EASY *** IMMEDIATE

•                  Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 19, 2008.

•                  Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.  Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Angeion Corporation, c/o Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0873.

If you vote by Phone or by Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Arnold A. Angeloni	☐ Vote FOR	☐ Vote WITHHELD
02 John R. Baudhuin	all nominees	from all nominees
03 K. James Ehlen, M.D.	(except as marked)
04 John C. Penn
05 Paula R. Skjefte
06 Philip I. Smith
07 Rodney A. Young

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	A Proposal to approve an amendment to the Angeion Corporation 2007 Stock Incentive Plan.	☐ For	☐ Against	☐ Abstain

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2. PLEASE SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

I plan to attend the meeting ☐	Address Change? Mark Box ☐	Date
Indicate changes below:

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy.  If held in joint tenancy, all persons must sign.  Trustees, administrators, etc., should include title and authority.  Corporations should provide full name of corporation and title of authorized officer signing the Proxy